FastCash Dominica – Roseau, 25 King George V Street Anse de Mai, Dominica	__________________
Tel: (767) 448-3278, Fax: (767) 448-5778, Emal dominica@fastcash.dm

SALARY DEDUCTION AUTHORIZATION

     I hereby request that you deduct from my salary                      by deduction                       Monthly for a period of                  Month(s) (the first deduction to be made on the                                ) and thereafter on each payroll day of your company as provided. The last deduction shall be made on the                            and these amounts be paid directly to FastCash Dominica Ltd.

     I further Request that should my employment with                                              cease or to be terminated before full payment of the said                       the whole balance then outstanding be deducted from any salary and benefits owed to me upon termination of my employment and be paid forthwith to FastCash Dominica Ltd.

     These deductions shall be made in preference to any other deduction from my salary besides those payable                                                                                      .

                         I ___________________________________ (name), accountant/manager/votes clerk (circle position) of                                hereby agree to make such salary deductions as requested above and to pay  all amounts as per the said request.

(Signature)	(Date)	(Company Stamp)

This agreement shall be binding upon the parties here to until full payment of                          to FastCash Dominica Ltd. and shall not be subject to change by either or both parties without prior written approval of FastCash Dominica Ltd.

Announcer	of